UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2015

STATIONDIGITAL CORPORATION

(formerly known as Alarming Devices, Inc.)

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-157010	26-3062327
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

_Highland Park Two, 5700 Oakland Ave, #200, St. Louis, Missouri, 63110_

(Address of principal executive offices)

Registrant's telephone number, including area code:  (855) 782-8466

Copy of correspondence to:

Darrin Ocasio, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 16, 2015, the Company entered into a consulting agreement (the “Consulting Agreement”) with John Salley, pursuant to which Mr. Salley was appointed as a Special Advisor to the Board of Directors. In addition, the Consulting Agreement provides Mr. Salley with compensation such that he shall receive 600,000 shares of common stock over a period of three (3) years in equal quarterly installments.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text, which is filed as Exhibit 1.01 hereto, and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 22, 2015, the Company issued a press release announcing the appointment of Mr. Salley as a Special Advisor to the Board of Directors.

A copy of the press release that discusses this matter is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

1.01	Consulting Agreement by and between StationDigital Corporation and JSP, Inc., dated April 16, 2015.

99.01	Press Release, dated April 22, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:   April 22, 2015

STATIONDIGITAL CORPORATION

By:	/s/ Louis Rossi
Name: Louis Rossi Title: Chief Executive Officer